UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                 FORM 8-K


                              CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) February 29, 2012


                              SPECTRUMDNA, INC.
           (Exact name of registrant as specified in its charter)


                      Commission file number 333-148883


Delaware                                                        20-4880377
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or                                    Identification No.)
organization)


P.O. Box 682798
Park City, Utah                                                      84068
(Address of principal                                           (Zip Code)
executive offices)


       Registrant's  telephone number, including area code: (435) 658-1349

                            Not applicable
        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

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Item 1.01 Entry into a Material Definitive Agreement.

     On February 29, 2012, SpectrumDNA, Inc. (the "Company"), SpectrumDNA Studios, Inc., the Company's wholly-owned subsidiary (the "Subsidiary"), James Banister ("Banister"), Parrish Ketchmark ("Ketchmark"), and Kaye Cooper Fiore Kay & Rosenberg, LLP (the "Escrow Agent"), entered into an escrow agreement (the "Escrow Agreement") pursuant to which the parties have agreed to enter into a transaction (the "Transaction") whereby (i) the Company will redeem (the "Securities Redemption") from Banister 30,615,000 shares of the common stock of the Company and warrants to acquire 148,586 shares of common stock (collectively referred to as "Banister's Equity Securities"), in consideration for the transfer to Banister of certain intellectual property owned by the Company and the Subsidiary (the "Assignment of Property") and a payment of $7,500, (ii) the Board of Directors of the Company will appoint Ketchmark as President and Chief Executive Officer and a director of the Company, and (iii) Banister will resign as a director of the Company. Banister is currently the Company's sole director.

     Pursuant to the Escrow Agreement, the Company with the assistance of Ketchmark will undertake a private offering of its securities in order to raise approximately $50,000 (the "Private Offering") as soon as possible and prior to March 30, 2012 for the purpose of financing the Company's participation in the Transaction, providing working capital for the Company's
operating costs and extinguishing certain of its liabilities.   The Escrow
Agent has agreed to assist the parties in receiving and disbursing documents, instruments, funds and other materials in connection with the Transaction.

       Upon completion of the Private Offering, Ketchmark will be appointed President and Chief Executive Officer of the Company, and the Company and Banister will enter into a redemption agreement (the "Redemption Agreement") for the redemption of Banister's Equity Securities pursuant to which Banister will grant Ketchmark an irrevocable proxy to vote Banister's shares in favor of the Assignment of Property (the "Initial Closing Date"). Closing under the Redemption Agreement is expected to occur within seven days thereafter (the "Final Closing Date") and is subject to receipt of stockholder approval of the Assignment of Property. Upon the Final Closing Date, the Assignment of Property and the Securities Redemption will be completed, Ketchmark will be appointed a director of the Company and Banister will resign as a director
of the Company.   In the event the Initial Closing Date has not occurred by
March 30, 2012, the Escrow Agreement will terminate. No assurance can be made that the parties will be able to complete the Transaction.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SPECTRUMDNA, INC.
                                  (Registrant)


Dated:    March 5, 2012           By: /s/ Rebecca Hershinger
                                      Rebecca Hershinger,
                                      Chief Financial Officer